MS Group CPA LLC
6 Center  Street
Edison New Jersey 08817
Tel: 732-885-1555
Fax: 732-885-0999

May 5, 2009

U.S. Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

            Re:  Cybrdi, Inc.

Dear Commissioners:

We have read the statements in Item 4.01 included in the Form 8-K of Cybrdi, Inc., dated May 5, 2009, regarding the recent  change of auditors. We agree the statements contained regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

MS Group CPA LLC
Edison, New Jersey